Joint Filer Information

Title of Security:           Common Shares

Issuer & Ticker Symbol:      Aether Systems Inc (AETH)

Designated Filer:            Amaranth LLC

Other Joint Filers:          Amaranth Advisors L.L.C.
                             Nicholas M. Maounis

Addresses:                   The principal business office address for each of
                             the above joint filers is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                             AMARANTH ADVISORS L.L.C.

                             By: Nicholas M. Maounis, Managing Member

                                 By: /s/ Charles H. Winkler
                                     ----------------------------------------
                                         Charles H. Winkler, Attorney-in-Fact

                             NICHOLAS M. MAOUNIS

                                 By: /s/ Charles H. Winkler
                                     ----------------------------------------
                                         Charles H. Winkler, Attorney-in-Fact

                                    EXHIBIT B
                                POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Karl Wachter and Charles H. Winkler as the undersigned's true and lawful authorized representative, attorney-in-fact and agent, each with the power individually to execute for and on behalf of the undersigned and to file with and deliver to the United States Securities and Exchange Commission and any other authority or party required or entitled to receive the same: (a) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated thereunder; and (b) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder.

The undersigned also hereby grants to each such attorney-in-fact the full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 or 5, or Schedules 13D or 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 12, 2004.


/s/ Nicholas M. Maounis
-----------------------
    Nicholas M. Maounis